UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 1, 2010

BERRY PETROLEUM COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Broadway, Suite 3700, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 999-4400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 1, 2010, Berry Petroleum Company (the “Company”) entered into the Second Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of June 15, 2006, between the Company and Wells Fargo Bank, National Association, as trustee (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”).  Also on November 1, 2010, the Company sold and issued $300 million aggregate principal amount of its 6¾% senior notes due 2020 (the “Notes”) under the Indenture in an underwritten registered offering (the “Offering”) under the Securities Act of 1933, as amended.

The Notes are the Company’s senior unsecured obligations. The Notes rank effectively junior to all of the Company’s existing and any future secured debt, to the extent of the value of the collateral securing that debt, rank equally in right of payment with all of the Company’s existing and future senior unsecured debt, including its existing 10¼% senior notes due 2014, and rank senior in right of payment to all of the Company’s other existing or future subordinated debt, including its existing 8¼% senior subordinated notes due 2016.

The Company will pay interest on the Notes each May 1 and November 1, beginning May 1, 2011.  The Notes mature on November 1, 2020.  There is no sinking fund for the Notes.

On and after November 1, 2015, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of Notes to be redeemed), plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on November 1 of the years indicated below:

Year	Percentage
2015	103.375%
2016	102.250%
2017	101.125%
2018 and thereafter	100.000%

In addition, before November 1, 2013, the Company may, at its option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings and if certain conditions are met as described in the Indenture, at a redemption price of 106.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. At any time prior to November 1, 2015, the Company may also redeem all or part of the Notes at a redemption price equal to 100.000% of the principal amount of the Notes redeemed plus a “make-whole” premium described in the Indenture, plus accrued and unpaid interest, if any, to the redemption date.

If the Company sells certain assets or experiences specific kinds of change of control, each as described in the Indenture, the Company must offer to repurchase the Notes at a purchase price described in the Indenture plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that impose restrictions upon the ability of the Company and its future restricted subsidiaries to:

•                  incur, assume or guarantee additional indebtedness;

•                  issue redeemable stock and preferred stock;

•                  pay dividends or distributions or redeem or repurchase capital stock;

•                  prepay, redeem or repurchase debt that is junior in right of payment to the Notes;

•                  make loans and other types of investments;

•                  incur liens;

•                  restrict dividends, loans or asset transfers from the Company’s subsidiaries;

•                  sell or otherwise dispose of assets, including capital stock of subsidiaries;

•                  consolidate or merge with or into, or sell substantially all of the Company’s assets to, another person;

•                  enter into transactions with affiliates; and

•                  enter into new lines of business.

These covenants are subject to important exceptions and qualifications set forth in the Indenture. In addition, if and for as long as the Notes have an investment grade rating from both Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc., and no default exists under the Indenture, the Company and its Restricted Subsidiaries (as defined in the Indenture) will not be subject to certain of the covenants listed above.

The Indenture contains customary events of default, including:

•                  default in any payment of interest on any Note when due, continued for 30 days;

•                  default in the payment of principal of or premium, if any, on any Note when due;

•                  failure by the Company or any Subsidiary Guarantor (as defined in the Indenture) to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•                  payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries in the aggregate principal amount of $25.0 million or more;

•                  certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

•                  failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $25.0 million within 60 days; and

•                  any Subsidiary Guarantee (as defined in the Indenture) of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.

During the continuance of a default with respect to failure to file certain reports with the Securities and Exchange Commission and the trustee for 60 days or more, the interest rate on the Notes increases by 0.50% per annum.

If an event of default under the Indenture occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.

Copies of the Base Indenture, the Supplemental Indenture and the form of Note are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this report and are incorporated herein by reference.  The foregoing descriptions of the terms of the Indenture and the Notes are qualified in their entirety by such documents.

The Offering was made under the Company’s Registration Statement on Form S-3 (Registration No. 333-161243).  The net proceeds of the Offering, after deducting underwriting discounts and estimated offering expenses, were approximately $294 million.  The Company intends to use approximately $175 million of the net proceeds from the Offering to finance the pending acquisition of interests in producing properties principally in the Wolfberry trend in West Texas and to use the remainder to reduce outstanding borrowings under its senior secured revolving credit facility.  The acquisition is expected to close in December 2010, subject to customary closing conditions, and there is no assurance that the acquisition will be completed.  If the pending acquisition is not consummated or the Company only acquires a portion of the assets contemplated by the acquisition, the Company intends to use the net proceeds from the Offering to repay the outstanding borrowings under its senior secured revolving credit facility and use the remainder, if any, for general corporate purposes.  Pending the application of the net proceeds to finance the pending acquisition, the Company intends to repay the outstanding borrowings under its senior secured revolving credit facility and use the remainder for general corporate purposes.

ITEM 8.01             OTHER EVENTS.

Pursuant to the terms of Company’s Amended and Restated Credit Agreement dated July 15, 2008 among the Company, Wells Fargo Bank, National Association, as trustee, and the lenders named therein, as amended, the issuance of the Notes automatically reduced the borrowing base under the Company’s senior secured revolving credit facility by 25 cents per dollar of Notes issued, or approximately $75 million, to approximately $863 million.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
4.1	—

Indenture, dated June 15, 2006, between Berry Petroleum Company and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 29, 2009).

4.2	—	Second Supplemental Indenture, dated November 1, 2010, between Berry Petroleum Company and Wells Fargo Bank, National Association, as Trustee.
4.3	—	Form of 6¾% Senior Notes due 2020 (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PETROLEUM COMPANY

	By:	/s/ Davis O. O’Connor
Davis O. O’Connor
Secretary

Date: November 1, 2010

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
4.1	—

Indenture, dated June 15, 2006, between Berry Petroleum Company and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 29, 2009).

4.2	—	Second Supplemental Indenture, dated November 1, 2010, between Berry Petroleum Company and Wells Fargo Bank, National Association, as Trustee.
4.3	—	Form of 6¾% Senior Notes due 2020 (included in Exhibit 4.2).